Exhibit 99.1
Corporate Media Contact:
Kelley Childrey
Manning, Selvage and Lee
323-866-6003
kelley.childrey@mslpr.com
Investor Relations Contact:
Cheryl Monblatt Allen
Artes Medical
858-550-9999
callen@artesmedical.com
ARTES MEDICAL PROVIDES ADDITIONAL INFORMATION RELATING TO ITS ANNUAL
MEETING AND OTHER MATTERS
SAN DIEGO, Calif., September 11, 2008 — The Board of Directors of Artes Medical, Inc. (Nasdaq:ARTE), a medical aesthetics company, issued the following information to the Company’s stockholders:
Dear Stockholders of Artes Medical:
     As evidenced by a continuing stream of information and actions by an investor group, there continues to be much interest and controversy surrounding Artes Medical. Artes Medical is a small company, so why all the commotion? Simply put, given the challenges in the equities market and the substantial downward valuations of all aesthetic companies, we strongly believe the current market price of Artes Medical’s stock does not reflect the true long-term intrinsic value of the Company. This small group of investors agrees with us, and would like to gain control of the Company without paying our stockholders a fair and just value for their investment.
     Today, it is all too easy to launch unsubstantiated accusations and recriminations into cyberspace without factual basis and without personal accountability. We plan to hold this investor group and their agents accountable for their behavior and actions to the fullest extent of the law.
     This investor group is attempting to circumvent our stockholder-approved corporate governance process, continues to disregard Federal securities laws, is disrupting our business by inappropriately contacting physicians and customers, continues to make unsubstantiated personal attacks against the integrity of our management and Board of Directors through coordinated legal actions, and seeks to injure the Company’s financial footing and impede financing activities — all in a misguided effort to weaken the Company and make it easier to gain control without adequately rewarding our stockholders. As we have previously reported, we remain open and willing to consider any legitimate proposal for strategic alternatives that would maximize value for our stockholders, including potential alternatives involving a change of control or the sale of the Company.
     Artes Medical is notifying the U.S. Securities and Exchange Commission of, and will be requesting an investigation into, the improper conduct of proxy organizer Michael Shack, McKenzie Partners Inc., Wolfe Axelrod Weinberger Associates LLC and others who we believe are working in concert to circumvent the SEC’s rules and regulations with respect to the Company’s annual meeting of stockholders. These parties have made untrue, incorrect, improper, unsubstantiated, and malicious claims and accusations, and are consistently ignoring the SEC’s rules and regulations. We take our reporting obligations very seriously, and we believe that the investor group and others should have the same respect for law and order. All of us here at Artes Medical are disappointed by the Company’s stock price, but the stock market is facing significant challenges and virtually all of the companies in our industry have been substantially devalued.
     The Board of Directors represents a broad base of retail and institutional investment in the Company, totaling over $60 million. We remain firmly committed to promoting the Company’s success and increasing the value of the Company for its stockholders. The Company’s immediate goals are to (i) raise funds to support its operations and product acquisition plans, (ii) accelerate the growth and acceptance of its products among physicians and patients, (iii) expand its current product portfolio to include additional new and innovative medical aesthetic products that can be cost-effectively marketed and sold through its national sales team and (iv) further leverage its already established commercial infrastructure.
     As stated in our recent Annual Report, 2007 was a year of accomplishment and challenge for the Company. The Company launched its flagship product, ArteFill®, into the United States aesthetics market, making it the first and only FDA-approved non-resorbable dermal filler for the treatment of smile lines. The Company also established a nationwide network of more than 1,200 dermatologists, plastic surgeons and cosmetic surgeons who have received training in the proper use of ArteFill so that it has become available to a growing number of patients throughout the United States.
     On the other hand, the overall level of ArteFill product sales during our first year of product launch, did not measure up to our expectations and the product’s inherent potential. We have taken a hard look at the Company’s initial launch strategy and have initiated changes in the way we market ArteFill in order to capitalize more fully on its competitive advantages. As a result, we have very taken very specific actions.
     (1) Strengthened Board and Management Team. In an effort to establish a stronger Board and management team and to allow the Company to adjust to the ever-changing economic and competitive landscapes, we recently announced important changes to the Company’s management team and the reorganization of management responsibilities. We are very pleased Michael Green has joined us as our Chief Financial Officer (“CFO”). Michael has extensive experience as a public company CFO, experience in capital raising and product and company acquisitions, was an auditor for Price Waterhouse for 13 years, and is a CPA. Michael is a great addition to our team and we are looking forward to his contributions as we move forward. We have also added two new directors, Todd Davis and Douglas Abel. Todd has extensive healthcare operating experience, having worked in business development and general management at Elan Pharmaceuticals and in sales and marketing at Abbott Laboratories. Douglas brings extensive experience to the Company in the aesthetics and medical device fields. In addition, we are actively engaged in a search for a qualified CEO to lead the Company into the next phase of the commercialization of ArteFill. We believe these changes will enhance value to the Company’s stockholders and support the Company’s efforts to produce medical device products that benefit both patients and physicians.
     (2) Larger and More Experienced Direct Sales Force. Following our market launch last year, it became clear that even as we rapidly added physicians, the Company needed a larger and more experienced sales force to provide a persistent presence at the physician level. As a result, the Company has more than doubled the size of its sales force while substantially increasing its consumer awareness programs. The Company’s sales team now includes 42 sales representatives, the majority of whom have extensive prior experience selling other competitive dermal fillers, medical device products and aesthetic products directly into our target market physician base.

     (3) Direct-to-Consumer Marketing Efforts. The Company has also accelerated its consumer outreach efforts, including national print advertising campaigns in major women’s beauty magazines, robust Internet marketing programs and other consumer initiatives. Because of these activities, we have seen visits to the Company’s websites more than double in first quarter 2008 compared to fourth quarter 2007. We believe that this demonstrates an accelerating consumer interest in ArteFill. Further, while the Company clearly must continue to focus on physician-centric marketing initiatives and education, direct-to-consumer marketing activities have become a way of life and physicians now expect all dermal filler companies to stimulate consumer interest through outreach programs.
     (4) Continuing Research and Safety Studies. As previously announced, the Company’s 1,000-patient long-term safety study was initiated in late 2007. Patient interest has been extremely strong in this study, and enrollment has been rapid. The Company produces a highly purified and partially denatured collagen in its product, and we believe that this purity substantially reduces the risk of allergic reactions to the bovine gel component of ArteFill. The Company has initiated a skin test removal study, and during the first quarter of 2008, almost 500 patients were skin tested to participate in this study. In total, approximately 700 patients have now been recruited to participate in the study. When completed, we believe that this will represent another landmark study in the dermal filler field. We expect to have results by early 2009 and, with supporting clinical data, the Company intends to seek regulatory approval to eliminate the skin test requirement which we believe will further accelerate the market acceptance of ArteFill on a going forward basis.
     (5) Record Second Quarter Results. The Company reported record ArteFill revenues of $3.2 million for the quarter ended June 30, 2008, an increase of $1.1 million or 52% over ArteFill revenues of $2.1 million from the quarter ended June 30, 2007 and a 91% increase in ArteFill revenues from the first quarter ended March 31, 2008. The growth in ArteFill sales in the second quarter of 2008 reflects the positive impact of the Company’s expanded team of sales representatives and its new consumer outreach programs.
     (6) Elevess Distribution Agreement and Rapid Product Launch. Consistent with its business strategy, in July 2008, the Company announced a distribution agreement with Anika Therapeutics Inc. covering its marketing and sale of Elevess™, a new FDA-approved hyaluronic acid based dermal filler. In record time, the Company initiated its Elevess product launch. Elevess is ideal for patients seeking immediate, comfortable, temporary wrinkle correction lasting six months or more. ArteFill is the only FDA-approved, non-resorbable treatment of choice for patients desiring long-lasting results. In addition to the use of Elevess as a stand alone product, both products are complementary, in that they may be bundled for sequential use that allows Elevess to be used as a temporary solution during the ArteFill skin test waiting period, followed by an ArteFill long-lasting treatment. Based on this, the Company has introduced marketing programs that provide favorable economic incentives for both physicians and patients who choose to purchase both ArteFill and Elevess for use in their medical practices. With these products in its portfolio, the Company is now uniquely positioned to deliver a full spectrum of wrinkle treatments for the growing facial aesthetics market.
     (7) Cost Reduction Plan. Earlier this year, the Company instituted a plan to significantly reduce certain administrative and operating costs in order to realign its overall cost structure to its current revenue projections. We believe that the cuts made will help streamline the business and reduce overall costs, resulting in a stronger business model (focusing more sharply on growing and developing the market for ArteFill) and increasing overall stockholder value.
     (8) Stockholders’ Rights Plan. We believe the current market value of the Company’s stock does not reflect the Company’s intrinsic economic value. As such, in May 2008, we adopted a stockholders’ rights plan to help protect the Company and its stockholders from coercive takeover tactics. The adoption of the plan is intended to facilitate negotiations with potential third party acquirers, more fully ensure a fair and orderly process and guard against a takeover by a third party on terms that would not be fair to or in the best interests of the Company’s stockholders by taking advantage of the Company’s current, inadequate stock price. A committee of independent directors of the Board will assess whether the plan remains in the best interests of the Company and its stockholders at least every three years and may, at its discretion, make this assessment more frequently.
     (9) New Royalty-based Financing: CHRP Financing. In February 2008, the Company completed a financing arrangement with Cowen Healthcare Royalty Partners, L.P. (“CHRP”) in which it raised $21.5 million. The Company used the proceeds from this financing to expand its dedicated U.S. sales force and consumer outreach programs, as well as to repay its existing debt. As part of the financing, the Company granted CHRP a royalty interest in sales of its products, as well as a secured promissory note. The Company also issued CHRP two warrants, one to purchase 1,300,000 shares at $5.00 per share and another to purchase 375,000 shares at $3.13 per share. These warrant shares, if fully exercised, represent significantly less than 10% of the Company’s outstanding capitalization. As a result, the Company used its tangible and intangible assets to secure $21.5 million through this financing arrangement, and minimized the potential dilutive effect to its stockholders.
     In closing, we remain firmly committed to promoting the Company’s growth and overall progress. With our increased sales force, our balanced marketing and promotional consumer initiatives, our increased practice development activities and our clinical studies, we believe ArteFill has the potential to establish a very important market niche in which patient satisfaction supports our premium pricing and allows us to generate an attractive revenue stream with a relatively modest niche market share. Although we feel that our successes are not yet represented in the Company’s stock price, we firmly believe that the decisions we have made will move the Company forward and are in the best interests of the Company and its stockholders.
     The actions taken by the investor group and others referenced above are improper, misguided and not in the best interests of our stockholders. Nevertheless, we too believe that the current stock price does not reflect the intrinsic long-term value of Artes Medical. Since our ArteFill product launch in February 2007, we have taken substantial and decisive actions to accelerate the Company’s growth and development. As we have previously reported, we remain open and willing to consider any legitimate proposal for strategic alternatives that will maximize value for our stockholders, including potential alternatives involving a change of control or the sale of the Company. We encourage you to participate in the Company’s Annual Meeting and vote your proxy in accordance with the recommendations of the Company’s Board of Directors and management. Thank you again for your continued support of the Company.
Most sincerely,
Christopher J. Reinhard
Executive Chairman of the Board of Directors
About Artes Medical, Inc.
Artes Medical is a medical aesthetics company focused on developing, manufacturing and commercializing a new category of aesthetic injectable products for the dermatology and plastic surgery markets. The Company’s flagship product, ArteFill, is being marketed to men and women as a treatment option for the correction of nasolabial folds. Additional information about Artes Medical and ArteFill is available at www.artesmedical.com and www.artefill.com.

Forward-Looking Statements
This press release contains forward-looking statements that are based on the Company’s current beliefs and assumptions and on information currently available to its management and Board of Directors. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. As a result of these risks, uncertainties and other factors, which include the Company’s history of net losses, its ability to timely raise additional funds to support its operations and future product acquisition plans, its ability to manage its operating expenses, its reliance on sales of ArteFill and Elevess, its future receipt of FDA approval to extend the efficacy period of ArteFill beyond six months and eliminate the skin test requirement, and the risk that the Company’s revenue projections may prove incorrect because of unexpected difficulty in generating sales and market acceptance of ArteFill and Elevess, readers are cautioned not to place undue reliance on any forward-looking statements included in this letter to stockholders. A more extensive set of risks and uncertainties is set forth in the Company’s SEC filings available at www.sec.gov. These forward-looking statements represent beliefs and assumptions only as of the date of this press release, and the Company assumes no obligation to update these forward-looking statements publicly, even if new information becomes available in the future.
Important Additional Information
On August 29, 2008, the Company filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2008 annual meeting of stockholders and will mail the definitive proxy statement (the “Proxy Statement”) to stockholders prior to the annual stockholders meeting. The Proxy Statement contains important information about the Company and the annual meeting. The Company’s stockholders are urged to read the Proxy Statement carefully. Stockholders will be able to obtain copies of the Company’s 2008 Proxy Statement and other documents filed by the Company with the SEC in connection with its 2008 annual meeting of stockholders at the SEC’s website at www.sec.gov or at the Investor Relations section of the Company’s website at www.artesmedical.com. The Company, its directors and its executive officers are deemed participants in the solicitation of proxies from stockholders in connection with the Company’s 2008 annual meeting of stockholders. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement.
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Artes Medical® and ArteFill® are registered trademarks of Artes Medical, Inc.  All other trademarks referred to in this press release are the property of their respective owners.